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                                                                     Exhibit 5.1

                [LETTERHEAD OF BLANK ROME COMISKY & MCCAULEY LLP]






                                   May 3, 2002


Commerce Bancorp, Inc.
Commerce Atrium
1701 Route 70 East
Cherry Hill, NJ  08034-5400

Re:      Commerce Bancorp, Inc./Commerce Capital Trust II
         Registration Statement on Form S-3


Gentlemen:

         We have acted as counsel to Commerce Bancorp, Inc. ("Commerce") and Commerce Capital Trust II (the "Trust") (Commerce and the Trust collectively the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to (i) $200,000,000 aggregate Liquidation Amount of 5.95% Convertible Trust Preferred Securities (the " Preferred Securities"), (ii) $200,000,000 aggregate Principal Amount of Commerce's Junior Subordinated Debentures due March 11, 2032 (the "Debentures"), (iii) 3,791,200 shares (subject to adjustment under certain circumstances) of Commerce common stock, $1.00 par value per share, (the "Common Stock") issuable upon the conversion of the Preferred Securities, and (iv) the guarantee by Commerce of the Preferred Securities (the "Guarantee") pursuant to the Guarantee Agreement dated March 11, 2002 by and between Commerce and The Bank of New York, as guarantee trustee (the "Guarantee Agreement"). This opinion is furnished to you pursuant to the requirements of Items 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the following documents: (1) the Certificate of Incorporation of Commerce, as amended; (2) the By-laws of Commerce, as amended, (3) resolutions adopted by the Board of Directors (the "Resolutions"); (4) the Registration Statement (including the related prospectus and all exhibits thereto); (5) Good Standing Certificate from the Office of the Secretary of State of New Jersey, dated as of a recent date, relating to Commerce; and (6) Good Standing Certificate from the Office of the Secretary of State of Delaware, dated as of a recent date, relating to the Trust. We have not performed any independent investigation other than the document examination described. We have assumed and relied on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the States of New Jersey, Delaware and New York.

         Unless indicated otherwise, all capitalized terms used and not defined in this opinion shall have the meanings assigned to them in the Registration Statement.


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Commerce Bancorp, Inc.
May 3, 2002
Page 2


         For the purposes of this opinion, we have assumed (i) that the Amended and Restated Declaration of Trust of the Trust dated as of March 11, 2002, (the "Trust Agreement") among Commerce, The Bank of New York, The Bank of New York (Delaware), the Administrative Trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust, dated as of March 4, 2002 are in full force and effect and have not been amended, (ii) except to the extent provided in paragraphs 1 and 3 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation,
(iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, and (vi) that the Preferred Securities are transferred and sold to the Preferred Security transferees in accordance with the Trust Agreement and the Registration Statement.

         Based upon and subject to the qualifications, exceptions and limitations set forth above and below, it is our opinion that:

1. Commerce is a corporation which has been duly formed and is validly existing under the laws of the State of New Jersey. Commerce has full power and authority to issue the Debentures and enter into the Guarantee.

2. The Debentures, assuming they have been authenticated by The Bank of New York, as debenture trustee, in accordance with the terms of the Indenture, dated as of March 11, 2002, between Commerce and The Bank of New York and delivered to, and paid for by, the Trust, constitute valid and binding obligations of Commerce, enforceable against Commerce in accordance with their terms.

3. Assuming the due execution, authentication and delivery of the Guarantee Agreement, the Guarantee constitutes a valid and binding obligation of Commerce enforceable against Commerce in accordance with its terms.

4. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act.

5. The Preferred Securities represent valid and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

6. The Preferred Security holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security holders may be obligated to make payments as set forth in the Trust Agreement.

7. The Common Stock has been duly authorized and reserved for issuance upon conversion of the Preferred Securities or Debentures, and when issued in accordance with the terms of the Preferred Securities and the Debentures will be validly issued, fully paid and nonassessable.


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Commerce Bancorp, Inc.
May 3, 2002
Page 3

         The opinions expressed herein are subject in all aspects to the following qualifications: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief; (b) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies and (c) the effect of applicable laws and court decisions which may now or hereafter limit or render unenforceable certain rights and remedies. This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

                                          Sincerely,


                                          /s/ BLANK ROME COMISKY & MCCAULEY LLP
                                              BLANK ROME COMISKY & MCCAULEY LLP